Consent of Independent Registered Public Accounting Firm

The Board of Directors
SkyBridge Multi-Adviser Hedge Fund Portfolios LLC

We consent to the use of our report dated May 25, 2017, with respect to the financial statements of SkyBridge Multi-Adviser Hedge Fund Portfolios LLC, as of March 31, 2017, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Prospectus.

New York, New York
July 27, 2017